Exhibit 24

UBS GROUP AG

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint each of David Kelly, Jordan Schiffman, Ella Campi, and each of them, each with full power to act without the others, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the registration statements on Form S-8 relating to the registration of the UBS Omnibus Stock Plan for US employees, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that his or her said attorneys-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Date
__________*___________ Sergio P. Ermotti	President of the Executive Board (principal executive officer)	July 6 , 2020
__________*___________ Kirt Gardner	Chief Financial Officer (principal financial officer)	July 6 , 2020

__________*___________ Todd Tuckner	Group Chief Accounting Officer (principal accounting officer)	July 7 , 2020
__________*___________ Axel A. Weber	Chairman and Member of Board of Directors	July 21 , 2020
__________*___________ Jeremy Anderson	Vice Chairman and Senior Independent Director	July 26 , 2020
__________*___________ William C. Dudley	Member of Board of Directors	July 31 , 2020
__________*___________ Reto Francioni	Member of Board of Directors	July 25 , 2020
__________*___________ Fred Hu	Member of Board of Directors	July 23 , 2020
__________*___________ Mark Hughes	Member of Board of Directors	July 22 , 2020

__________*___________ Nathalie Rachou	Member of Board of Directors	July 28 , 2020
__________*___________ Julie G. Richardson	Member of Board of Directors	August 1 , 2020
__________*___________ Beatrice Weder di Mauro	Member of Board of Directors	July 25 , 2020
__________*___________ Dieter Wemmer	Member of Board of Directors	July 22 , 2020
__________*___________ Jeanette Wong	Member of Board of Directors	July 25 , 2020